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                                                                   Exhibit 10.18

      AMENDED AND RESTATED EMPLOYMENT AGREEMENT made as of March 18, 1998, effective as of January 1, 1998 (the "Effective Date"), as amended on December 2, 1998, between TIME WARNER INC., a Delaware corporation (the "Company"), and Timothy A. Boggs (the "Executive").

      The Executive is currently employed by the Company pursuant to an Employment Agreement dated as of May 15, 1996 (the "Prior Agreement"). The Company wishes to restate the Prior Agreement and secure the services of the Executive on a full-time basis for the period to and including December 31, 2000 (the "Term Date") on and subject to the terms and conditions set forth in this Agreement, and the Executive is willing for the Prior Agreement to be so restated and to provide such services on and subject to the terms and conditions set forth in this Agreement. The parties therefore agree as follows:

      1. Term of Employment. The Executive's "term of employment", as this phrase is used throughout this Agreement, shall be for the period beginning on the Effective Date and ending on the Term Date, subject, however, to the terms and conditions set forth in this Agreement.

      2. Employment. The Company shall employ the Executive, and the Executive shall serve, as Senior Vice President and Government and Public Affairs of the Company during the term of employment, and the Executive shall have the authority, functions, duties, powers and responsibilities normally associated with such position and as the Board of Directors, the Chief Executive Officer or the President of the Company may from time to time delegate to the Executive in addition thereto. The Executive shall, subject to his election as such from time to time and without additional compensation, serve during the term of employment in such additional offices of comparable or greater stature and responsibility in the Company and its subsidiaries and as a director and as a member of any committee of the Board of Directors of the Company and its subsidiaries, to which he may be elected from time to time. During the term of employment, (i) the Executive's services shall be rendered on a substantially full-time, exclusive basis and he will apply on a full-time basis all of his skill and experience to the performance of his duties in such employment, (ii) the Executive shall report only to the President of the Company, the Company's Board of Directors, and if so requested, to such other corporate officer(s) of the Company more senior than the Executive as the Board of Directors shall determine, (iii) the Executive shall have no other employment and, without the prior written consent of the Chief Executive Officer or the President of the Company, no outside business activities which require the devotion of substantial amounts of the Executive's time and (iv) the place for the performance of the
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Executive's services shall be the principal executive offices of the Company in the greater Washington D.C. area, subject to such reasonable travel as may be appropriate or required in the performance of the Executive's duties in the business of the Company. The foregoing shall be subject to the Company's written policies, as in effect from time to time, regarding vacations, holidays, illness and the like and shall not prevent the Executive from devoting such time to his personal affairs as shall not interfere with the performance of his duties hereunder, provided that the Executive complies with the provisions of Sections 9 and 10 and any of the Company's written policies on conflicts of interest and service as a director of another corporation, partnership, trust or other entity ("Entity").

      During the term of employment and so long as the Executive remains on the payroll of the Company, the Executive shall not, directly or indirectly, without the prior written consent of the Chief Executive Officer or the President of the Company, render any services to any person or Entity or acquire any interest of any type in any Entity, that might be deemed in competition with the Company or any of its subsidiaries or in conflict with his full-time, exclusive position as a senior executive officer of the Company; provided, however, that the foregoing shall not be deemed to prohibit the Executive from (a) acquiring, solely as an investment and through market purchases, securities of any Entity which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded, so long as he is not part of any control group of such Entity and such securities, if converted, do not constitute more than one percent (1%) of the outstanding voting power of that Entity, (b) acquiring, solely as an investment, any securities of an Entity (other than an Entity that has outstanding securities covered by the preceding clause (a)) so long as he remains a passive investor in such Entity and does not become part of any control group thereof and so long as such Entity is not, directly or indirectly, in competition with the Company or any of its subsidiaries or (c) serving as a director of any other public company that is not in competition with the Company or any of its subsidiaries. For purposes of the foregoing, a person or Entity shall be deemed to be in competition with the Company or any of its subsidiaries if such person or it engages in any line of business that is substantially the same as either (i) any line of operating business which the Company or any of its subsidiaries engages in, conducts or, to the knowledge of the Executive, has definitive plans to engage in or conduct during the term of employment or (ii) any operating business that is engaged in or conducted by the Company or any of its subsidiaries and as to which, to the knowledge of the Executive, the Company or any of its subsidiaries covenants in writing, in connection with the disposition of such business, not to compete therewith (in each case, a "Competitive Entity).
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      3. Compensation.

            3.1 Base Salary. The Company shall pay or cause to be paid to the Executive a base salary of not less than $300,000 per annum during the term of employment (the "Base Salary"). The Company may increase, but not decrease, the Base Salary at any time and from time to time during the term of employment and upon each such increase the term "Base Salary" shall mean such increased amount. Base Salary shall be payable in monthly or more frequent installments in accordance with the Company's then current practices and policies with respect to senior executives. For the purposes of this Agreement "senior executives" shall mean executives of the Company at the same executive level as the Executive.

            3.2 Bonus. In addition to Base Salary, the Executive shall be eligible to receive during the term of employment an annual cash bonus based on the performance of the Company and of the Executive as determined by the Compensation Committee of the Company's Board of Directors or by the Chief Executive Officer or the President of the Company, as the case may be. The Executive's target bonus shall be 100% of the Executive's Base Salary but the Executive acknowledges that the Executive's actual bonus will vary depending upon the performance of the Company and the Executive. The Company may increase, but not decrease, the target bonus from time to time. The Company's determination with respect to the amount, if any, of annual bonuses to be paid to the Executive under this Agreement shall be final and conclusive except as specifically provided otherwise in this Agreement. Payments of any bonus compensation under this Section 3.2 shall be made in accordance with the Company's then current practices and policies with respect to senior executives, but in no event later than 90 days after the end of the period for which the bonus is payable.

            3.3 Deferred Compensation. In addition to Base Salary and bonus as set forth in Sections 3.1 and 3.2, the Executive shall be credited with a defined contribution which shall be determined and paid out on a deferred basis ("deferred compensation") as provided in this Agreement, including Annex A hereto. Unless the Executive shall make the election described in the last sentence of this Section 3.3, during the term of employment, the Company shall pay to the trustee (the "Trustee") of a Company grantor trust (the "Rabbi Trust") for credit to a special account maintained on the books of the Rabbi Trust for the Executive (the "Trust Account"), monthly, an amount equal to 25% of one-twelfth of the Executive's then current Base Salary. If a lump sum payment is made pursuant to Section 4.2.2, 4.2.3, 4.3.2 or 4.3.3, the Company shall pay to the Trustee for credit to the Trust Account at the time of such payment an amount equal to 25% of the Base Salary portion of such lump sum payment; provided, however, that the Executive may elect by written notice to the Company no later than the date the Executive makes the election provided for in the first
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paragraph of Section 4.2 or 4.3, as the case may be, to have such amount credited instead to the Deferred Compensation Plan established by the Company on November 18, 1998, as the same may be amended from time to time (as so amended, the "Deferred Plan"). The Trust Account shall be maintained by the Trustee in accordance with the terms of this Agreement, including Annex A, and the trust agreement (the "Trust Agreement") establishing the Rabbi Trust (which Trust Agreement shall in all respects be in furtherance of, and not inconsistent with, the terms of this Agreement, including Annex A), until the full amount which the Executive is entitled to receive therefrom has been paid in full. The Company shall establish and maintain the Rabbi Trust as a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code and shall pay all fees and expenses of the Trustee and shall enforce the provisions of the Trust Agreement for the benefit of the Executive. Prior to April 1, 1998, the Company shall credit the Executive with deferred compensation in accordance with the provisions of Section 3.3 of the Prior Agreement. The Executive may elect by written notice delivered to the Company at least 15 days prior to the commencement of any calendar year during the term of employment (except that for calendar year 1999, such election shall be made no later than January 31, 1999) to have (a) all of the payments to be made to the Rabbi Trust pursuant to the second sentence of this Section 3.3 to be credited instead to the Deferred Plan or (b) to have 50% of the payments to be made by the Company pursuant to the second sentence of this Section 3.3 to be credited instead to the Deferred Plan and the remaining 50% to be paid to the Rabbi Trust.

            3.4 Deferred Bonus. In addition to any other deferred bonus plan in which the Executive may be entitled to participate, the Executive may elect by written notice delivered to the Company at least 15 days prior to the commencement of any calendar year during the term of employment during which an annual cash bonus would otherwise accrue or to which it would relate (except that for calendar year 1999, such election shall be made no later than January 31, 1999), to defer payment of and to have the Company credit all or any portion of the Executive's bonus for such year to either the Trust Account or the Deferred Plan, or a combination of both, subject in the case of a deferral to the Deferred Plan to the terms and conditions of the Deferred Plan. Any such election shall only apply to the calendar year during the term of employment with respect to which such election is made and a new election shall be required with respect to each successive calendar year during the term of employment.

            3.5 Prior Account. The parties confirm that the Company has maintained a deferred compensation account (the "Prior Account") for the Executive in accordance with the Prior Agreement (or any preceding agreement). The Prior Account shall be promptly transferred to, and shall for all purposes be deemed part of, the Trust Account and shall be maintained by the Trustee in accordance with this Agreement and the Trust Agreement. All prior credits to the Prior Account shall be deemed to be credits made under
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this Agreement, all "Account Retained Income" thereunder shall be deemed to be
Account Retained Income under this Agreement and all increases or decreases to the Prior Account as a result of income, gains, losses and other changes shall be deemed to have been made under this Agreement.

            3.6 Reimbursement. The Company shall reasonably promptly pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive during the term of employment in the performance of his services under this Agreement provided such expenses are incurred or paid in accordance with the Company's then current written practices and policies with respect to senior executives of the Company and upon presentation of expense statements or vouchers or such other supporting information as the Company may customarily require of its senior executives.

            3.7 No Anticipatory Assignments. Except as specifically contemplated in Section 12.8 or under the life insurance policies and benefit plans referred to in Sections 7 and 8, respectively, neither the Executive, his legal representative nor any beneficiary designated by him shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute to any person or Entity any payment due in the future pursuant to any provision of this Agreement, and any attempt to do so shall be void and shall not be recognized by the Company.

            3.8 Indemnification. The Executive shall be entitled throughout the term of employment in his capacity as an officer or director of the Company or any of its subsidiaries or an officer or member of the board of representatives or other governing body of any partnership or joint venture in which the Company has an equity interest (and after the term of employment, to the extent relating to his service as such officer, director or member) to the benefit of the indemnification provisions contained on the date hereof in the Certificate of Incorporation and By-Laws of the Company (not including any amendments or additions after the date of execution hereof that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those provisions), to the extent not prohibited by applicable law at the time of the assertion of any liability against the Executive.

      4. Termination.

            4.1 Termination for Cause. The Company may terminate the term of employment and all of the Company's obligations under this Agreement, other than its obligations set forth below in this Section 4.1, for "cause" but only if the term of employment has not previously been terminated pursuant to any other provision of this Agreement. Termination by the Company for "cause" shall mean termination by action of the Company's
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Board of Directors (or a committee thereof), Chief Executive Officer or
President (as the case may be) because of the Executive's conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised) or willful refusal without proper cause to perform his obligations under this Agreement or because of the Executive's material breach of any of the covenants provided for in Section 9. Such termination shall be effected by written notice thereof delivered by the Company to the Executive and shall be effective as of the date of such notice; provided, however, that if (i) such termination is because of the Executive's willful refusal without proper cause to perform any one or more of his obligations under this Agreement, (ii) such notice is the first such notice of termination for any reason delivered by the Company to the Executive under this Section 4.1, and
(iii) within 15 days following the date of such notice the Executive shall cease his refusal and shall use his best efforts to perform such obligations, the termination shall not be effective.

            In the event of such termination by the Company for cause in accordance with the foregoing procedures, without prejudice to any other rights or remedies that the Company may have at law or in equity, the Company shall have no further obligations to the Executive other than (i) to pay Base Salary and make credits of deferred compensation as provided in Sections 3.1 and 3.3 accrued through the effective date of termination, (ii) to pay any annual bonus pursuant to Section 3.2 to the Executive in respect of the calendar year prior to the calendar year in which such termination is effective, in the event such annual bonus has been determined but not yet paid as of the date of such termination and (iii) with respect to any rights the Executive has under Section 8 through the effective date of termination (except as may be otherwise specifically provided in any such plan or program) or any rights which the Executive has in respect of amounts credited to the Trust Account through the effective date of termination or pursuant to any insurance or other benefit plans or arrangements of the Company maintained for the benefit of its senior executives. The Executive hereby disclaims any right to receive a pro rata portion of the Executive's annual bonus with respect to the year in which such termination occurs. The fourth sentence of Section 3.3 and the provisions of Sections 3.6, 3.8, 8.2, 8.3 and 9 through 12 and Annex A shall survive any termination pursuant to this Section 4.1.

            4.2 Termination by Executive for Material Breach by the Company and Termination by the Company Without Cause. Unless previously terminated pursuant to any other provision of this Agreement and unless a Disability Period shall be in effect, the Executive shall have the right, exercisable by written notice to the Company, to terminate the term of employment effective 15 days after the giving of such notice, if, at the time of the giving of such notice, the Company shall be in material breach of its obligations under this Agreement; provided, however, that, with the exception of clause (i) below, this Agreement shall not so terminate if such notice is the first such notice of termination delivered by the
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Executive pursuant to this Section 4.2 and within such 15-day period the Company shall have cured all such material breaches of its obligations under this Agreement. A material breach by the Company shall include, but not be limited to, (i) the Company failing to cause the Executive to retain the title specified in the first sentence of Section 2 or a more senior title; (ii) the Executive being required to report to persons other than those specified in Section 2;
(iii) the Company violating the provisions of Section 2 with respect to the Executive's authority, functions, duties, powers or responsibilities (whether or not accompanied by a change in title); (iv) the Company requiring the Executive's primary services to be rendered at a place other than at the Company's principal executive offices in the Washington, D.C. area; and (v) the Company failing to cause the successor to all or substantially all of the business and assets of the Company expressly to assume the obligations of the Company under this Agreement.

      The Company shall have the right, exercisable by written notice to the Executive, to terminate the Executive's employment under this Agreement without cause, effective at least 30 days after the giving of such notice, which notice shall specify the effective date of such termination.

      In the event of a termination pursuant to this Section 4.2, the Executive shall be entitled to elect by delivery of written notice to the Company, within 30 days after written notice of such termination is given pursuant to this
Section 4.2, either (A) to cease being an employee of the Company and receive a lump sum payment (and credits) described in Section 4.2.2 or (B) to remain an employee of the Company as provided in Section 4.2.3. After the Executive makes such election, the following provisions shall apply:

            4.2.1 Regardless of the election made by the Executive pursuant to the preceding paragraph, (i) after the effective date of such termination, the Executive shall have no further obligations or liabilities to the Company whatsoever, except that the last paragraph of Section 2, Sections 3.8, 4.5 and
4.6 and Sections 6 through 12 and Annex A shall survive such termination, and
(ii) the Executive shall be entitled to receive any earned and unpaid Base Salary and deferred compensation accrued through the effective date of such termination and a pro rata portion of the Executive's annual bonus for the year in which such termination occurs through the date of such termination based on the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) in respect of the two calendar years during the most recent five calendar years for which the regular annual bonus received by the Executive from the Company was the greatest, provided that such annual bonus shall not be less than $437,500, all or a portion of which pro rata bonus will be credited to the Trust Account or the Deferred Plan in accordance with any previous election made by the Executive to defer all or any portion of the Executive's bonus for such year pursuant to Section 3.4.

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            4.2.2 In the event the Executive shall make the election provided in clause (A) above, the Company shall pay to the Executive as damages (or pay to the Trustee for credit to the Trust Account with respect to Section 3.3) in a lump sum within 30 days thereafter (provided that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such lump sum payment shall be made within 30 days after the end of the calendar year in which such notice of termination is given) an amount (discounted as provided in the immediately following sentence) equal to the greater of (i) all amounts otherwise payable (whether or not deferred) pursuant to Section 3 for the year in which such termination occurs and for each subsequent year through and including the Term Date and (ii) all amounts that would be payable (whether or not deferred) pursuant to Section 3 if the Term Date had been a date one year after the date of such notice of termination (assuming, in the case of either
(i) or (ii) above, that annual bonuses are required to be paid for each such year, with each such annual bonus being equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) in respect of the two calendar years during the most recent five calendar years for which the regular annual bonus received by the Executive from the Company was the greatest (assuming that no portion of such bonus is deferred pursuant to Section 3.4), provided that such annual bonus shall not be less than $437,500. Any payments required to be made to the Executive pursuant to this Section 4.2.2 upon such termination in respect of Sections 3.1 and 3.2 and the payment provided for in the third sentence of Section 3.3 shall be discounted to present value as of the date of payment from the times at which such amounts would have become payable absent any such termination at an annual discount rate for the relevant periods equal to 120% of the "applicable Federal rate" (within the meaning of Section 1274(d) of the Internal Revenue Code of 1986 (the "Code")), in effect on the date of such termination, compounded semi-annually, the use of which rate is hereby elected by the parties hereto pursuant to Treas. Reg.
Section 1.280G-1 Q/A 32 (provided that, in the event such election is not permitted under Section 280G of the Code and the regulations thereunder, such other rate determined as of such other date as is applicable for determining present value under Section 280G of the Code shall be used).

            4.2.3 In the event the Executive shall make the election provided in clause (B) above, the term of employment shall continue and the Executive shall remain an employee of the Company for the period ending on the later of (i) the Term Date and (ii) the date which is one year after the effective date of termination under this Section 4.2, and during such period the Executive shall be entitled to receive, whether or not he becomes disabled during such period but subject to Section 6, (a) Base Salary at an annual rate equal to his Base Salary in effect immediately prior to the notice of termination, (b) an annual bonus (all or a portion of which may be deferred by the Executive pursuant to Section 3.4) in respect of each calendar year or portion thereof (in which case a pro rata portion of
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such annual bonus will be payable) during such period equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) in respect of the two calendar years during the most recent five calendar years for which the regular annual bonus received by the Executive from the Company was the greatest, provided that such annual bonus shall not be less than $437,500 and (c) deferred compensation as provided in Section 3.3. Except as provided in the next sentence, if the Executive accepts full-time employment with any other Entity during such period or notifies the Company in writing of his intention to terminate his status as an employee during such period, then the term of employment shall cease and the Executive shall cease to be an employee of the Company effective upon the commencement of such employment or the effective date of such termination as specified by the Executive in such notice, whichever is applicable, and the Executive shall be entitled to receive as severance in a lump sum within 30 days after such commencement or such effective date (provided that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such lump sum payment shall be made within 30 days after the end of the calendar year in which such commencement or effective date occurred) an amount (discounted as provided in the second sentence of Section 4.2.2, except that the "applicable Federal rate" shall be determined as of the date the Executive shall cease to be an employee of the Company) for the balance of the Base Salary, deferred compensation (which shall be credited as provided in the third sentence of Section 3.3) and regular annual bonuses (assuming no deferral pursuant to Section 3.4) the Executive would have been entitled to receive pursuant to this Section 4.2.3 had the Executive remained on the Company's payroll until the end of the period described in the first sentence of this Section 4.2.3. Notwithstanding the preceding sentence, if the Executive accepts employment with any not-for-profit Entity, then the Executive shall be entitled to remain an employee of the Company and receive the payments as provided in the first sentence of this
Section 4.2.3; and if the Executive accepts full-time employment with any affiliate of the Company, then the payments provided for in this Section 4.2.3 and the term of employment shall cease and the Executive shall not be entitled to any such lump sum payment. For purposes of this Agreement, the term "affiliate" shall mean any Entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

            4.3 After the Term Date. At least 120 days prior to the Term Date, the Company and the Executive shall commence discussions regarding a renewed or extension of this Agreement on terms and conditions mutually agreeable to the parties. If at the Term Date, the term of employment shall not have been previously terminated pursuant to the provisions of this Agreement, no Disability Period is then in effect and the parties shall not have agreed to an extension or renewal of this Agreement or on the terms of a new employment agreement, then the term of employment shall continue and the Executive shall continue to be employed by the Company pursuant to the terms of this Agreement, subject to termination by either party hereto on 60 days written notice delivered to the other party


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(which notice may be delivered by either party at any time on or after the date which is 60 days prior to the Term Date). If the Executive shall cause his employment with the Company to terminate on or after the Term Date, then the Executive shall receive Base Salary and deferred compensation through the effective date of termination and a pro rata bonus for the year in which such termination occurs calculated as provided in Section 4.2.1; provided, however, that if the Company has changed the terms or conditions of the Executive's employment from those provided for in this Agreement such that the Executive would have been able to terminate the term of employment pursuant to Section 4.2 if such Section 4.2 had been applicable at the time (without giving effect to any cure right of the Company), then the Executive shall be entitled to the additional benefits described in the next sentence. If the Company shall terminate the term of employment on or after the Term Date for any reason (other than cause as defined in Section 4.1, in which case Section 4.1 shall apply, and other than for death or disability, in which case Section 5 or 6 shall apply), then in lieu of the provisions of Section 4.2, the Executive shall be entitled to receive Base Salary and deferred compensation through the effective date of such termination and a pro rata bonus for the year in which such termination occurs calculated as provided in Section 4.2.1 and shall be entitled to elect by delivery of written notice to the Company, within 30 days after such notice of termination is given, either (A) to cease being an employee of the Company and receive a lump sum payment (and credits) as provided in Section 4.3.2 or (B) remain an employee of the Company for a period of twelve months pursuant to
Section 4.3.3 and receive the payments (and credits) provided in Section 4.3.3. The payments described in this Section 4.3 are in addition to any annual bonus otherwise payable pursuant to Section 3.2 hereof with respect to the last calendar year of the term of employment, which bonus shall be paid in accordance with the Company's then current practices and policies with respect to other senior executives. After the Executive makes such election, the following provisions shall apply:

                        4.3.1 Regardless of the election made by the Executive pursuant to the preceding paragraph, at the end of the 60-day notice period provided for in the first sentence of Section 4.3 the Executive shall have no further obligations or liabilities to the Company whatsoever, except that Sections 3.8, 4.5 and 4.6 and Sections 6 through 12 and Annex A shall survive such termination.

                        4.3.2 In the event the Executive shall make the election provided in clause (A) above, the Company shall pay to the Executive (or pay to the Trustee for credit to the Trust Account with respect to Section 3.3) in a lump sum at the end of the 60-day notice period provided for in the first sentence of Section 4.3 (provided that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such lump sum payment shall be made within 30 days after the end of the year in which such notice of termination is given) an amount (discounted as provided in the second
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sentence of Section 4.2.2) equal to the sum of (i) one year's Base Salary as in effect immediately prior to such notice of termination, (ii) an amount equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) received by the Executive from the Company for the two calendar years during the most recent five calendar years for which the regular annual bonus received by the Executive was the greatest (assuming that no portion of such bonus is deferred pursuant to Section 3.4), provided that such annual bonus shall not be less than $437,500 and (iii) the annual amount of deferred compensation payable by the Company pursuant to Section 3.3 as in effect immediately prior to such notice of termination (which shall be credited to the Trust Account or the Deferred Plan as provided in the third sentence of
Section 3.3).

                        4.3.3 In the event the Executive shall make the election provided in clause (B) above, the term of employment shall continue and the Executive shall remain an employee of the Company until the date which is twelve months after the end of the 60-day period referred to in the first sentence of
Section 4.3 and during such period the Executive shall be entitled to receive, whether or not he thereafter becomes disabled during such period but subject to
Section 6, (i) the Executive's Base Salary as in effect immediately prior to such notice of termination, (ii) an annual bonus (all or any portion of which may be deferred by the Executive pursuant to Section 3.4) equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) received by the Executive from the Company (or credited to the Trust Account) for the two calendar years during the most recent five calendar years for which the regular annual bonus received by the Executive was the greatest, provided that such annual bonus shall not be less than $437,500 and (iii) credits to the Trust Account of deferred compensation as provided in Section 3.3 of this Agreement. Except as provided in the next sentence, if the Executive accepts full-time employment with any other Entity during such twelve-month period or notifies the Company in writing of his intention to leave the payroll of the Company during such period, the Executive shall cease to be an employee of the Company and the term of employment shall cease effective upon the commencement of such employment or the effective date of such termination as specified by the Executive in such notice, whichever is applicable, and shall be entitled to receive a lump sum payment within 30 days after such commencement or such effective date (provided that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such lump sum payment shall be made within 30 days after the end of the year in which such commencement or effective date occurred) an amount (discounted as provided in the second sentence of Section 4.2.2, except that "applicable Federal rate" shall be determined as of the date of such commencement or such effective date, as the case may be) for the balance of the Base Salary, deferred compensation (which shall be credited to the Trust Account or the Deferred Plan as provided in the third sentence of Section 3.3) and regular annual bonuses the Executive would have been entitled to receive pursuant to this Section 4.3.3 had the Executive remained on the Company's payroll until the end of such twelve-month period. Notwithstanding the preceding sentence, if the Executive accepts employment with any not-for-profit Entity, then the Executive shall be entitled to remain an employee of the Company and receive the payments as provided in the first sentence of this Section 4.3.3; and if the Executive accepts full-time employment with any affiliate of the Company, then the term of employment and the payments provided for in this
Section 4.3.3 shall cease and the Executive shall not be entitled to any such lump sum payment.

                  4.4 Office Facilities. In the event the Executive shall make the election provided in clause (B) of Section 4.2 or 4.3, then for the period beginning on the day the Executive makes such election and ending one year thereafter, the Company shall, without charge to the Executive, make available to the Executive office space at the Executive's principal job location immediately prior to his termination of employment, or other location reasonably close to such location, together with secretarial services, office facilities, services and furnishings, in each case reasonably appropriate to an employee of the Executive's position and responsibilities prior to such termination of employment but taking into account the Executive's reduced need for such office space, secretarial services and office facilities, services and furnishings as a result of the Executive no longer being a full-time employee.

                  4.5 Release. In partial consideration for and as an express condition of the Company's obligation to make the payments described in Sections
4.2 and 4.3, the Executive shall be entitled to require the Executive to execute and deliver to the Company a release in substantially the form attached hereto as Annex B. If the Company so elects, it shall deliver such release to the Executive within 10 days after the written notice of termination is delivered pursuant to Section 4.2 or 4.3 and the Executive shall execute and deliver such release to the Company within 21 days after receipt thereof. If the Executive elects not to execute and deliver such release to the Company within such 21 day period, or if the Executive shall revoke his consent to such release as provided therein, the Executive's term of employment shall terminate as provided in
Section 4.2 or 4.3, as applicable, but the Executive shall receive, in lieu of the payments provided for in said Section 4.2 or 4.3, a lump sum cash payment in an amount determined in accordance with the written personnel policies of the Company relating to notice and severance then generally applicable to employees with length of service and compensation level of the Executive.

                  4.6 Mitigation. In the event of termination of the term of employment pursuant to Section 4.2 or 4.3, the Executive shall not be required to seek other employment in order to mitigate his damages hereunder; provided, however, that, notwithstanding the foregoing, if there are any damages hereunder by reason of the events of termination described above which are "contingent on a change" (within the meaning of Section 280G(b)(2)(A)(i) of the Code), the Executive shall be required to mitigate such damages hereunder, including any such damages theretofore paid, but not in excess of the extent, if any, necessary to prevent the Company from losing any tax deductions to which it otherwise would be entitled in connection with such damages if they were not so "contingent on a change". In addition to any obligation under the preceding sentence, and without duplication of any amounts required to be paid to the Company thereunder, if any such termination occurs and the Executive, whether or not required to mitigate his damages under the preceding sentence, thereafter obtains other employment with any Entity other than a not-for-profit Entity or a governmental body or agency, the total cash salary and bonus received in connection with such other employment, whether paid to him or deferred for his benefit, for services through the Term Date or during the one year period referred to in Section 4.2 or 4.3, whichever is later, in each case up to an amount equal to (x) the discounted lump sum payment actually received by or for the account of the Executive with respect to Base Salary, annual bonus and deferred compensation under Section 3 for such period, minus (y) the amount of severance the Executive would have received in accordance with the personnel policies of the Company if the Executive had been job eliminated, shall reduce, pro tanto, any amount which the Company would otherwise be required to pay to the Executive as a result of such termination and, to the extent amounts have theretofore been paid to him as a result of such termination, such cash salary and bonus shall be paid over to the Company as received with respect to such period, but the provisions of this sentence shall not apply to any type of equity interest, bonus unit, phantom or restricted stock, stock option, stock appreciation right or similar benefit received as a result of such other employment. With respect to the preceding sentences, any payments or rights to which the Executive is entitled by reason of the termination of the term of employment pursuant to Section 4.2 or 4.3 shall be considered as damages hereunder. With respect to the second preceding sentence, the Executive shall in no event be required to pay the Company with respect to any calendar year more than the discounted amount received by him or credited to the Trust Account with respect to Base Salary, annual bonus and deferred compensation under Section 3 for such year. Any obligation of the Executive to mitigate his damages pursuant to this Section 4.6 shall not be a defense or offset to the Company's obligation to pay the Executive in full the amounts provided in Section 4.2.2, 4.2.3, 4.3.2 or 4.3.3, as the case may be, at the time provided therein or the timely and full performance of any of the Company's other obligations under this Agreement.

                  4.7 Payments. So long as the Executive remains on the payroll of the Company or any subsidiary of the Company, payments of salary, deferred compensation and bonus required to be made pursuant to Section 4.2 or 4.3 shall be made at the same times as such payments are made to senior executives of the Company or such subsidiary.

            5. Disability. If during the term of employment and prior to any termination of this Agreement under Section 4.2 or 4.3, the Executive shall become physically or mentally disabled, whether totally or partially, so that he is prevented from performing his usual duties for a period of six consecutive months, or for shorter periods aggregating six months in any twelve-month period, the Company shall, nevertheless, continue to pay the Executive his full compensation and continue to make the deferred compensation credits, when otherwise due, as provided in
Section 3, through the last day of the sixth consecutive month of disability or the date on which the shorter periods of disability shall have equaled a total of six months in any twelve-month period (such last day or date being referred to herein as the "Disability Date"). If the Executive has not resumed his usual duties on or prior to the Disability Date, the Company shall pay the Executive a pro rata bonus for the year in which the Disability Date occurs and shall pay the Executive disability benefits for the longer of (i) the period ending on the Term Date or (ii) one year following the Disability Date (in the case of either
(i) or (ii), the "Disability Period"), in an annual amount equal to 75% of (a) what the Executive's Base Salary otherwise would have been pursuant to this Agreement had the disability not occurred (and this reduced amount shall also be deemed to be the Base Salary for purposes of determining the amounts to be credited by the Company pursuant to Section 3.3 as further disability benefits) and (b) the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) in respect of the two calendar years during the most recent five calendar years for which the annual bonus received by the Executive from the Company was the greatest, provided that such annual bonus shall not be less than $437,500 (all or a portion of which may be deferred by the Executive pursuant to Section 3.4). If during the term of employment and subsequent to the Disability Date the Executive shall fully recover from his disability, the Company shall have the right (exercisable within 60 days after notice from the Executive of such recovery), but not the obligation, to restore the Executive to full-time service at full compensation. If the Company elects to restore the Executive to full-time service, then this Agreement shall continue in full force and effect in all respects and the Term Date shall not be extended by virtue of the occurrence of the Disability Period. If the Company elects not to restore the Executive to full-time service, the Company shall continue to pay the Executive the disability benefits provided for in this Section 5 (notwithstanding any such recovery by the Executive) and the Executive shall be entitled to obtain other employment, subject, however, to the following: (i) the Executive shall be obligated to perform advisory services during any balance of the term of employment; and (ii) the provisions of Section 9 and the last paragraph of Section 2 shall continue to apply to the Executive during the Disability Period. The advisory services referred to in clause (i) of the immediately preceding sentence shall consist of rendering advice concerning the business, affairs and management of the Company as requested by the Company but the Executive shall not be required to devote more than five days (up to eight hours per day) each month to such services, which shall be performed at a time and place mutually convenient to both parties. Any income from such other employment shall not be applied to reduce the Company's obligations under this Agreement. The Company shall be entitled to deduct from all payments to be made to the Executive during the Disability Period pursuant to this Section 5 an amount equal to all disability payments received by the Executive (but only with respect to that portion of the Disability Period occurring during the term of employment) from Workmen's Compensation, Social Security and disability insurance policies maintained by the Company; provided, however, that for so long as, and to the extent that, proceeds paid to the Executive from such disability insurance policies are not includible in his income for federal income tax purposes, the Company's deduction with respect to such payments shall be equal to the product of (i) such payments and (ii) a fraction, the numerator of which is one and the denominator of which is one less the maximum marginal rate of federal income taxes applicable to individuals at the time of receipt of such payments. All payments made under this Section 5 after the Disability Date are intended to be disability payments, regardless of the manner in which they are computed. Except as otherwise provided in this Section 5, the term of employment shall continue during the Disability Period and the Executive shall be entitled to all of the rights and benefits provided for in this Agreement, except that Sections 4.2 and 4.3 shall not apply during the Disability Period and unless the Company has restored the Executive to fill-time service at full compensation prior to the end of the Disability Period, the term of employment shall end and the Executive shall cease to be an employee of the Company at the end of the Disability Period and shall not be entitled to notice and severance or to receive or be paid for any accrued vacation time or unused sabbatical.

            6. Death. Upon the death of the Executive, this Agreement and all obligations of the Company to make any payments under Sections 3, 4 and 5 shall terminate except that (i) the Executive's estate (or a designated beneficiary thereof) shall be entitled to receive, to the extent being received by the Executive immediately prior to his death, Base Salary and deferred compensation to the last day of the month in which his death occurs and bonus compensation (at the time bonuses are normally paid) based on the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) in respect of the two calendar years during the most recent five calendar years for which the annual bonus received by the Executive from the Company was the greatest, provided that such annual bonus shall not be less than $437,500, but prorated according to the number of whole or partial months the Executive was employed by the Company in such calendar year, and (ii) the Trust Account shall be liquidated and revalued as provided in Annex A as of the date of the Executive's death (except that all taxes shall be computed and charged to the Trust Account as of such date of death to the extent not theretofore so computed and charged) and the entire balance thereof (plus any amount due under the last paragraph of Section A.6 of Annex A) shall be paid to the Executive's estate (or a designated beneficiary) in a single payment not later than 75 days following such date of death.

            7. Life Insurance. During the Executive's employment with the Company, the Company shall provide the Executive with $50,000 group life insurance. In addition, during each year of the Executive's employment, the Company shall pay to the Executive annually an amount equal to two times the premium that the Executive would have to pay to obtain life insurance under the Group Universal Life ("GUL") insurance program made available by the Company in an amount equal to (i) $1.5 million plus (ii) twice the Executive's Base Salary less $50,000. The Executive shall be under no obligation to use the payments made by the Company pursuant to the preceding sentence to purchase GUL insurance or to purchase any other life insurance. If the Company discontinues its GUL insurance program, the Company shall nevertheless make the payments required by this Section 7 as if such program were still in effect. The payments made to the Executive pursuant to this Section 7 shall not be considered as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement, profit-sharing or other benefit plan of the Company or any subsidiary of the Company.

            8. Other Benefits.

                  8.1 General Availability. To the extent that (a) the Executive is eligible under the general provisions thereof and (b) the Company maintains such plan or program for the benefit of its senior executives, during the term of employment and so long as the Executive is an employee of the Company, the Executive shall be eligible to participate in any pension, profit-sharing, stock option or similar plan or program and in any group life insurance (to the extent set forth in Section 7), hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter. In addition, the Executive shall be entitled during the term of employment and so long as the Executive is an employee of the Company, to receive other benefits generally available to all senior executives of the Company to the extent the Executive is eligible under the general provisions thereof, including, without limitation, to the extent maintained in effect by the Company for its senior executives, an automobile allowance and financial services.

                  8.2 Benefits After a Termination or Disability. During the period the Executive remains on the payroll of the Company after a termination pursuant to Section 4.2 or 4.3 and during the Disability Period, the Executive shall continue to be eligible to participate in the benefit plans and to receive the benefits required to be provided to the Executive under Sections 7 and 8.1 to the extent such benefits are maintained in effect by the Company for its senior executives; provided, however, the Executive shall not be entitled to any additional awards or grants under any stock option, restricted stock or other stock based incentive plan. The Executive shall continue to be an employee of the Company for purposes of any stock option and restricted shares agreements and any other incentive plan awards during the term of employment and until such time as the Executive shall leave the payroll of the Company. At the time the Executive's term of employment with the Company terminates and he leaves the payroll of the Company pursuant to the provisions of Section 4.1, 4.2, 4.3, 5 or 6, the Executive's rights to benefits and payments under any benefit plans or any insurance or other death benefit plans or arrangements of the Company or under any stock option, restricted stock, stock appreciation right, bonus unit, management incentive or other plan of the Company shall be determined, subject to the other terms and provisions of this Agreement, in accordance with the terms and provisions of such plans and any agreements under which such stock options, restricted stock or other awards were granted; provided, however, that notwithstanding the foregoing or any more restrictive provisions of any such plan or agreement, if the Executive leaves the payroll of the Company as a result of a termination pursuant to Section 4.2, then (i) all stock options granted to the Executive by the Company shall vest and become immediately exercisable at the time the Executive shall leave the payroll of the Company pursuant to Section 4.2, (ii) all stock options granted to the Executive by the Company shall remain exercisable (but not beyond the expiration of the option term) for the later of the remainder of the term of employment or through the Term Date, and for a period of three months thereafter or such longer period as may be specified in any stock option agreement and (iii) the Company shall not be permitted to determine that the Executive's employment was terminated for "unsatisfactory performance" within the meaning of any stock option agreement between the Company and the Executive. The Executive's rights to receive payment of deferred compensation from the Trust Account, and the Company's and the Trustee's obligations with respect to the maintenance of the Trust Account and the payment of such deferred compensation, shall be governed by the provisions of Section 3.3, Annex A and the Trust Agreement.

                  8.3 Payments in Lieu of Other Benefits. In the event the term of employment and the Executive's employment with the Company is terminated pursuant to Sections 4.1, 4.2, 4.3, 5 or 6 (and regardless of whether the Executive elects clause (A) or (B) as provided in Section 4.2 and 4.3), the Executive shall not be entitled to notice and severance or to be paid for any accrued vacation time or unused sabbatical, the payments provided for in such Sections being in lieu thereof.

            9. Protection of Confidential Information; Non-Compete.

                  9.1 Confidentiality Covenant. The Executive acknowledges that his employment by the Company (which, for purposes of this Section 9 shall mean Time Warner Inc. and its affiliates) will, throughout the term of employment, bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. The Executive further acknowledges that the business of the Company is international in scope, that its products are marketed throughout the world, that the Company competes in nearly all of its business activities with other Entities that are or could be located in nearly any part of the world and that the nature of the Executive's services, position and expertise are such that he is capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, the Executive covenants and agrees:

                        9.1.1 The Executive shall keep secret all confidential matters of the Company and shall not intentionally disclose such matters to anyone outside of the Company, either during or after the term of employment, except with the Company's written consent, provided that (i) the Executive shall have no such obligation to the extent such matters are or become publicly known other than as a result of the Executive's breach of his obligations hereunder and (ii) the Executive may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process;

                        9.1.2 The Executive shall deliver promptly to the Company on termination of his employment by the Company, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control; and

                        9.1.3 If the term of employment is terminated pursuant to Section 4.1, 4.2 or 4.3, for a period of one year after such termination, without the prior written consent of the Company, the Executive shall not employ, and shall not cause any Entity of which he is an affiliate to employ, any person who was a full-time exempt employee of the Company at the date of such termination or within six months prior thereto.

                  9.2 Non-Compete. If this Agreement is terminated pursuant to
Section 4.1, 4.2 or 4.3 or if the Executive quits in breach of this Agreement, then for the time period specified in the second sentence of this Section 9.2, the Executive shall not (a) become an officer, director, partner or employee of or consultant to or act in any managerial capacity or own an equity interest in excess of one percent in The Walt Disney Company, The News Corporation, The Seagram Company, Ltd., Tele-Communications Inc. or Viacom Inc. or any of their respective subsidiaries or affiliates (each of the foregoing companies is herein referred to as a "Prohibited Entity" but only if at the time such company is a Competitive Entity) or (b) provide consulting, lobbying or public relations services or activities (collectively "Lobbying Services") to or for any Prohibited Entity whether directly or indirectly through a separate firm or entity, provided that this clause (b) shall not prevent the Executive from becoming an officer, employee or partner of a firm or entity (or providing Lobbying Services to a firm or entity) that in turn provides Lobbying Services to a Prohibited Entity so long as the Executive is not directly or indirectly involved in providing such Lobbying Services to such Prohibited Entity. If the Executive's employment is terminated pursuant to Section 4.1, 4.2 or 4.3 of this Agreement or by the Company in breach of this Agreement or if the Executive quits in breach of this Agreement, then (i) so long as the Executive remains on the payroll of the Company, the last paragraph of Section 2 shall apply and (ii) if the Executive leaves the payroll of the Company within 12 months after the effective date of any notice of termination delivered hereunder, then the provisions of this
Section 9.2 shall apply for the remainder of such 12-month period.

                  9.3 Specific Remedy. In addition to the provisions of Section
9.4 and such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if the Executive commits a material breach of the last paragraph of Section 2 or any of the provisions of
Section 9.1 or 9.2, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                  9.4 Liquidated Damages. If the Executive breaches the provisions of Section 9.2, the Executive shall pay to the Company as liquidated damages an amount equal to the product of (i) the sum of (x) the monthly Base Salary and deferred compensation payable to the Executive immediately prior to his termination of employment with the Company, plus (y) one-twelfth of the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) received by the Executive from the Company for the two calendar years immediately preceding the year of such termination, multiplied by (ii) the number of months remaining in the non-compete period applicable to the Executive under Section 9.2 at the time of such breach. The Company shall be entitled to offset any amounts owed by the Executive to the Company under this Section 9.4 against any amounts owed by the Company to the Executive under any provision of this Agreement or otherwise, including without limitation, amounts payable to the Executive under Sections 4.2 or 4.3. The Company and the Executive agree that it is impossible to determine with any reasonable accuracy the amount of prospective damages to the Company upon a breach of Section 9.2 by the Executive and further agree that the damages set forth in this Section 9.4 are reasonable, and not a penalty, based upon the facts and circumstances of the parties and with due regard to future expectations.

            10. Ownership of Work Product. The Executive acknowledges that during the term of employment, he may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to him by reason of his employment by the Company. The Executive acknowledges that all of the foregoing shall be owned by and belong exclusively to the Company and that he shall have no personal interest therein, provided that they are either related in any manner to the business (commercial or experimental) of the Company, or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's facilities or materials, or, in the case of business opportunities, are presented to him for the possible interest or participation of the Company. The Executive shall (i) promptly disclose any such Work Product and business opportunities to the Company; (ii) assign to the Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities;
(iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of his inventorship or creation in any appropriate case. The Executive agrees that he will not assert any rights to any Work Product or business opportunity as having been made or acquired by him prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledged by the Company in writing prior to the date hereof.

            11. Notices. All notices, requests, consents and other communications required or permitted to be given under this Agreement shall be effective only if given in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

                  11.1 If to the Company:

                        Time Warner Inc.
                        75 Rockefeller Plaza
                        New York, New York 10019

                        Attention:  Chief Executive Officer

                        (with a copy, similarly addressed
                        but Attention:  General Counsel)

                  11.2 If to the Executive, to his residence address set forth on the records of the Company.

            12. General.

                  12.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                  12.2 Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  12.3 Entire Agreement. This Agreement, including Annexes A and B, sets forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties, including without limitation, the Prior Agreement.

                  12.4 No Other Representations. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

                  12.5 Assignability. This Agreement and the Executive's rights and obligations hereunder may not be assigned by the Executive. The Company may assign its rights together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; and such rights and obligations shall inure to, and be binding upon, any successor to all or substantially all of the business and assets of the Company, whether by merger, purchase of stock or assets or otherwise. The Company shall cause such successor expressly to assume such obligations.

                  12.6 Amendments; Waivers. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  12.7 Resolution of Disputes. Any dispute or controversy arising with respect to this Agreement shall, at the election of either the Company or the Executive, be submitted to JAMS/ENDISPUTE for resolution in arbitration in accordance with the rules and procedures of JAMS/ENDISPUTE. Either party shall make such election by delivering written notice thereof to the other party at any time (but not later than 45 days after such party receives notice of the commencement of any administrative or regulatory proceeding or the filing of any lawsuit relating to any such dispute or controversy) and thereupon any such dispute or controversy shall be resolved only in accordance with the provisions of this Section 12.7. Any such proceedings shall take place in New York City before a single arbitrator (rather than a panel of arbitrators), pursuant to any streamlined or expedited (rather than a comprehensive) arbitration process, before a nonjudicial (rather than a judicial) arbitrator, and in accordance with an arbitration process which, in the judgment of such arbitrator, shall have the effect of reasonably limiting or reducing the cost of such arbitration. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of JAMS/ENDISPUTE shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the New York courts for this purpose. The prevailing party shall be entitled to recover the costs of arbitration (including reasonable attorneys fees and the fees of experts) from the losing party. If at the time any dispute or controversy arises with respect to this Agreement, JAMS/ENDISPUTE is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS/ENDISPUTE for the purposes of the foregoing provisions of this Section 12.7. If the Executive shall be the prevailing party in such arbitration, the Company shall promptly pay, upon demand of the Executive, all legal fees, court costs and other costs and expenses incurred by the Executive in any legal action seeking to enforce the award in any court.

                  12.8 Beneficiaries. Whenever this Agreement provides for any payment to the Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate by written notice to the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

                  12.9 No Conflict. The Executive represents and warrants to the Company that this Agreement is legal, valid and binding upon the Executive and the execution of this Agreement and the performance of the Executive's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Executive is a party (including, without limitation, any other employment agreement). The Company represents and warrants to the Executive that this Agreement is legal, valid and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Company is a party.

                  12.10 Withholding Taxes. Payments made to the Executive pursuant to this Agreement shall be subject to withholding and social security taxes and other ordinary and customary payroll deductions.

                  12.11 No Offset. Except as provided in Section 9.4 of this Agreement, neither the Company nor the Executive shall have any right to offset any amounts owed by one party hereunder against amounts owed or claimed to be owed to such party, whether pursuant to this Agreement or otherwise, and the Company and the Executive shall make all the payments provided for in this Agreement in a timely manner.

                  12.12 Severability. If any provision of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby; provided, however, that the parties shall negotiate in good faith with respect to equitable modification of the provision or application thereof held to be invalid. To the extent that it may effectively do so under applicable law, each party hereby waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

                  12.13 Definitions. The following terms are defined in this Agreement in the places indicated:

            Account Retained Income - Section A.6 of Annex A affiliate - Section 4.2.3
            Applicable Tax Law - Section A.5 of Annex A
            Base Salary - Section 3.1
            cause - Section 4.1
            Code - Section 4.2.2
            Company - the first paragraph on page 1 and Section 9.1 Competitive Entity - Section 2 deferred compensation - Section 3.3
            Disability Date - Section 5
            Disability Period - Section 5
            Effective Date - the first paragraph on page 1 eligible securities - Section A.1 of Annex A
            Entity - Section 2
            Executive - the first paragraph in page 1 fair market value - Section A.1 of Annex A
            GUL - Section 7
            Investment Advisor - Section A.1 of Annex A

            Lobbying Services - Section 9.2
            Pay-Out Period - Section A.6 of Annex A
            Prior Account - Section 3.5
            Prior Agreement - the second paragraph on page 1
            Prohibited Entity - Section 9.2
            Rabbi Trust - Section 3.3
            Retirement Date - Section 4.6
            senior executives - Section 3.1
            Term Date - the second paragraph on page 1
            term of employment - Section 1
            Trust Account - Section 3.3
            Trust Agreement - Section 3.3
            Trustee - Section 3.3
            Valuation Date - Section A.6 of Annex A
            Work Product - Section 10

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    TIME WARNER INC.


                                    By    /s/ Richard D. Parsons
                                    ----------------------------
                                          Richard D. Parsons
                                          President


                                    /s/   Timothy A. Boggs
                                    ----------------------------
                                    Timothy A. Boggs

                                                                         ANNEX A

                          Deferred Compensation Account

            A.1 Investments. Funds credited to the Trust Account shall be actually invested and reinvested in an account in securities selected from time to time by an investment advisor designated from time to time by the Company (the "Investment Advisor"), substantially all of which securities shall be "eligible securities". The designation from time to time by the Company of an Investment Advisor shall be subject to the approval of the Executive, which approval shall not be withheld unreasonably. "Eligible securities" are common and preferred stocks, warrants to purchase common or preferred stocks, put and call options, and corporate or governmental bonds, notes and debentures, either listed on a national securities exchange or for which price quotations are published in newspapers of general circulation, including The Wall Street Journal, and certificates of deposit. Eligible securities shall not include the common or preferred stock, any warrants, options or rights to purchase common or preferred stock or the notes or debentures of the Company or any corporation or other entity of which the Company owns directly or indirectly 5% or more of any class of outstanding equity securities. The Investment Advisor shall have the right, from time to time, to designate eligible securities which shall be actually purchased and sold for the Trust Account on the date of reference. Such purchases may be made on margin; provided that the Company may, from time to time, by written notice to the Executive, the Trustee and the Investment Advisor, limit or prohibit margin purchases in any manner it deems prudent and, upon three business days written notice to the Executive, the Trustee and the Investment Advisor, cause all eligible securities theretofore purchased on margin to be sold. The Investment Advisor shall send notification to the Executive and the Trustee in writing of each transaction within five business days thereafter and shall render to the Executive and the Trustee written quarterly reports as to the current status of his or her Trust Account. In the case of any purchase, the Trust Account shall be charged with a dollar amount equal to the quantity and kind of securities purchased multiplied by the fair market value of such securities on the date of reference and shall be credited with the quantity and kind of securities so purchased. In the case of any sale, the Trust Account shall be charged with the quantity and kind of securities sold, and shall be credited with a dollar amount equal to the quantity and kind of securities sold multiplied by the fair market value of such securities on the date of reference. Such charges and credits to the Trust Account shall take place immediately upon the consummation of the transactions to which they relate. As used herein "fair market value" means either (i) if the security is actually purchased or sold by the Rabbi Trust on the date of reference, the actual purchase or sale price per security to the Rabbi Trust or (ii) if the security is not purchased or sold on the date of reference, in the case of a listed security, the closing price per security on the date of reference, or if there were no sales on such date, then the closing price per security on the nearest preceding day on which there were such sales, and, in the case of an unlisted security, the mean between the bid and asked prices per security on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices per security on the nearest preceding day for which such prices are available. If no bid or asked price information is available with respect to a particular security, the price quoted to the Trustee as the value of such security on the date of reference (or the nearest preceding date for which such information is available) shall be used for purposes of administering the Trust Account, including determining the fair market value of such security. The Trust Account shall be charged currently with all interest paid by the Trust Account with respect to any credit extended to the Trust Account. Such interest shall be charged to the Trust Account, for margin purchases actually made, at the rates and times actually paid by the Trust Account. The Company may, in the Company's sole discretion, from time to time serve as the lender with respect to any margin transactions by notice to the then Investment Advisor and the Trustee and in such case interest shall be charged at the rate and times then charged by an investment banking firm designated by the Company with which the Company does significant business. Brokerage fees shall be charged to the Trust Account at the rates and times actually paid.

            A.2 Dividends and Interest. The Trust Account shall be credited with dollar amounts equal to cash dividends paid from time to time upon the stocks held therein. Dividends shall be credited as of the payment date. The Trust Account shall similarly be credited with interest payable on interest bearing securities held therein. Interest shall be credited as of the payment date, except that in the case of purchases of interest-bearing securities the Trust Account shall be charged with the dollar amount of interest accrued to the date of purchase, and in the case of sales of such interest-bearing securities the Trust Account shall be credited with the dollar amount of interest accrued to the date of sale. All dollar amounts of dividends or interest credited to the Trust Account pursuant to this Section A.2 shall be charged with all taxes thereon deemed payable by the Company (as and when determined pursuant to Section A.5). The Investment Advisor shall have the same right with respect to the investment and reinvestment of net dividends and net interest as he has with respect to the balance of the Trust Account.

            A.3 Adjustments. The Trust Account shall be equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations and other changes affecting the securities held therein.

            A.4 Obligation of the Company. Without in any way limiting the obligations of the Company otherwise set forth in the Agreement or this Annex A, the Company shall have the obligation to establish, maintain and enforce the Rabbi Trust and to make payments to the Trustee for credit to the Trust Account in accordance with the provisions of Section 3.3 of the Agreement, to use due care in selecting the Trustee or any successor trustee and to in all respects work cooperatively with the Trustee to fulfill the obligations of the Company and the Trustee to the Executive. The Trust Account shall be charged with all taxes (including stock transfer taxes), interest, brokerage fees and investment advisory fees, if any, payable by the Company and attributable to the purchase or disposition of securities designated by the Investment Advisor (in all cases net after any tax benefits that the Company would be deemed to derive from the payment thereof, as and when determined pursuant to Section A.5) and only in the event of a default by the Company of its obligation to pay such fees and expenses, the fees and expenses of the Trustee in accordance with the terms of the Trust Agreement, but no other costs of the Company. Subject to the terms of the Trust Agreement, the securities purchased for the Trust Account as designated by the Investment Advisor shall remain the sole property of the Company, subject to the claims of its general creditors, as provided in the Trust Agreement. Neither the Executive nor his legal representative nor any beneficiary designated by the Executive shall have any right, other than the right of an unsecured general creditor, against the Company or the Trust in respect of any portion of the Trust Account.

            A.5 Taxes. The Trust Account shall be charged with all federal, state and local taxes deemed payable by the Company with respect to income recognized upon the dividends and interest received by the Trust Account pursuant to Section A.2 and gains recognized upon sales of any of the securities which are sold pursuant to Section A.1, A.6 or A.7. The Trust Account shall be credited with the amount of the tax benefit received by the Company as a result of any payment of interest actually made pursuant to Section A.1 or A.2 and as a result of any payment of brokerage fees and investment advisory fees made pursuant to Section A.1. If any of the sales of the securities which are sold pursuant to Section A.1, A.6 or A.7 results in a loss to the Trust Account, such net loss shall be deemed to offset the income and gains referred to in the second preceding sentence (and thus reduce the charge for taxes referred to therein) to the extent then permitted under the Internal Revenue Code of 1986, as amended from time to time, and under applicable state and local income and franchise tax laws (collectively referred to as "Applicable Tax Law"); provided, however, that for the purposes of this Section A.5 the Trust Account shall, except as provided in the third following sentence, be deemed to be a separate corporate taxpayer and the losses referred to above shall be deemed to offset only the income and gains referred to in the second preceding sentence. Such losses shall be carried back and carried forward within the Trust Account to the extent permitted by Applicable Tax Law in order to minimize the taxes deemed payable on such income and gains within the Trust Account. For the purposes of this Section A.5, all charges and credits to the Trust Account for taxes shall be deemed to be made as of the end of the Company's taxable year during which the transactions, from which the liabilities for such taxes are deemed to have arisen, are deemed to have occurred. Notwithstanding the foregoing, if and to the extent that in any year there is a net loss in the Trust Account that cannot be offset against income and gains in any prior year, then an amount equal to the tax benefit to the Company of such net loss (after such net loss is reduced by the amount of any net capital loss of the Trust Account for such year) shall be credited to the Trust Account on the last day of such year. If and to the extent that any such net loss of the Trust Account shall be utilized to determine a credit to the Trust Account pursuant to the preceding sentence, it shall not thereafter be carried forward under this Section A.5. For purposes of determining taxes payable by the Company under any provision of this Annex A it shall be assumed that the Company is a taxpayer and pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes (net of assumed federal income tax benefits) applicable to business corporations and that all of such dividends, interest, gains and losses are allocable to its corporate headquarters, which are currently located in New York City.

            A.6 One-Time Transfer to Deferred Plan. So long as the Executive is an employee of the Company, the Executive shall have the right to elect at any time, but only once during the Executive's lifetime, by written notice to the Company to transfer to the Deferred Plan all or a portion of the Net Transferable Balance (determined as provided in the next sentence) of the Trust Account. If the Executive shall make such an election, the Net Transferable Balance shall be determined as of the end of the calendar quarter following the date of such election (unless such election is made during the ten calendar days following the end of a calendar quarter, in which case such determination shall be made as of the end of such preceding calendar quarter) by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from such value the amount of all outstanding indebtedness and any other amounts payable by the Trust Account. Transfers to the Deferred Plan shall be made in cash as promptly as reasonably practicable after the end of such calendar quarter and the Investment Advisor (or the Company or the Trustee if the Investment Advisor shall fail to act in a timely manner) shall cause securities held in the Trust Account to be sold to provide cash equal to the portion of the Net Transferable Balance of the Trust Account selected to be transferred by the Executive. If the Executive elects to transfer more than 75% of the Net Transferable Balance of the Trust Account to the Deferred Plan, the Company or the Trustee shall be permitted to take such action as they may deem reasonably appropriate, including but not limited to, retaining a portion of such Net Transferable Balance in the Trust Account, to ensure that the Trust Account will have sufficient assets to pay the Company the amount of taxes payable on such sales of securities at the end of the year in which such sales are made.

            A.7 Payments. Payments of deferred compensation shall be made as provided in this Section A.7. Unless the Executive makes the election referred to in the next succeeding sentence, deferred compensation shall be paid bi-weekly for a period of ten years (the "Pay-Out Period") commencing on the first Company payroll date in the month following the later of (i) the Term Date and (ii) the date the Executive ceases to be an employee of the

Company and leaves the payroll of the Company for any reason, provided, however, that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such payments shall commence on the first Company payroll date in January of the year following the year in which the latest of such events occurs. The Executive may elect a shorter Pay-Out Period by delivering written notice to the Company or the Trustee at least one-year prior to the commencement of the Pay-Out Period, which notice shall specify the shorter Pay-Out Period. On each payment date, the Trust Account shall be charged with the dollar amount of such payment. On each payment date, the amount of cash held in the Trust Account shall be not less than the payment then due and the Company or the Trustee may select the securities to be sold to provide such cash if the Investment Advisor shall fail to do so on a timely basis. The amount of any taxes payable with respect to any such sales shall be computed, as provided in Section A.5 above, and deducted from the Trust Account, as of the end of the taxable year of the Company during which such sales are deemed to have occurred. Solely for the purpose of determining the amount of payments during the Pay-Out Period, the Trust Account shall be valued on the fifth trading day prior to the end of the month preceding the first payment of each year of the Pay-Out Period, or more frequently at the Company's or the Trustee's election (the "Valuation Date"), by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from the Trust Account the amount of all outstanding indebtedness. The extent, if any, by which the Trust Account, valued as provided in the immediately preceding sentence, plus any amounts that have been transferred to the Deferred Plan pursuant to Section A.6 hereof and not theretofore distributed or deemed distributed therefrom, exceeds the aggregate amount of credits to the Trust Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement as of each Valuation Date and not theretofore distributed or deemed distributed pursuant to this Section A.7 is herein called "Account Retained Income". The amount of each payment for the year, or such shorter period as may be determined by the Company or the Trustee, of the Pay-Out Period immediately succeeding such Valuation Date, including the payment then due, shall be determined by dividing the aggregate value of the Trust Account, as valued and adjusted pursuant to the second preceding sentence, by the number of payments remaining to be paid in the Pay-Out Period, including the payment then due; provided that each payment made shall be deemed made first out of Account Retained Income (to the extent remaining after all prior distributions thereof since the last Valuation Date). The balance of the Trust Account, after all the securities held therein have been sold and all indebtedness liquidated, shall be paid to the Executive in the final payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment.

            If this Agreement is terminated by the Company pursuant to Section
4.1 or if the Executive terminates this Agreement or the term of employment in breach of this Agreement, the Trust Account shall be valued as of the later of
(i) the Term Date or (ii) twelve months after termination of the Executive's employment with the Company, and the balance of the Trust Account, after the securities held therein have been sold and all related indebtedness liquidated, shall be paid to the Executive as soon as practicable and in any event within 75 days following the later of such dates in a final lump sum payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment. Payments made pursuant to this paragraph shall be deemed made first out of Account Retained Income.

            If the Executive becomes disabled within the meaning of Section 5 of the Agreement and is not thereafter returned to full-time employment with the Company as provided in said Section 5, then deferred compensation shall be paid bi-weekly during the Pay-Out Period commencing on the first Company payroll date in the month following the end of the Disability Period in accordance with the provisions of the first paragraph of this Section A.7.

            If the Executive shall die at any time whether during or after the term of employment, the Trust Account shall be valued as of the date of the Executive's death and the balance of the Trust Account shall be paid to the Executive's estate or beneficiary within 75 days of such death in accordance with the provisions of the second preceding paragraph.

            Notwithstanding the foregoing provisions of this Section A.7, if the Rabbi Trust shall terminate in accordance with the provisions of the Trust Agreement, the Trust Account shall be valued as of the date of such termination and the balance of the Trust Account shall be paid to the Executive within 15 days of such termination in accordance with the provisions of the third preceding paragraph.

            If a transfer to the Deferred Plan has been made pursuant to Section
A.6 hereof, payments made to the Executive from the Deferred Plan (a) shall be deemed made first from the amounts transferred to the Deferred Plan pursuant to Section A.6 and (b) shall be deemed made first out of Account Retained Income.

            Within 90 days after the end of each taxable year of the Company in which payments are made, directly or indirectly, to the Executive from the Trust Account or from the Deferred Plan with respect to amounts transferred to the Deferred Plan from the Trust Account pursuant to Section A.6 and at the time of the final payment from the Trust Account, the Company or the Trustee shall compute and the Company shall pay to the Trustee for credit to the Trust Account, the amount of the tax benefit assumed to be received by the Company from the payment to the Executive of amounts of Account Retained Income during such taxable year or since the end of the last taxable year, as the case may be. No additional credits shall be made to the Trust Account pursuant to the preceding sentence in respect of the amounts credited to the Trust Account pursuant to the preceding sentence. Notwithstanding any provision of this Section A.6, the Executive shall not be entitled to receive pursuant to this Annex A (including any amounts that have been transferred to the Deferred Plan pursuant to Section A.6 hereof) an aggregate amount that shall exceed the sum of (i) all credits made to the Trust Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement, (ii) the net cumulative amount (positive or negative) of all income, gains, losses, interest and expenses charged or credited to the Trust Account pursuant to this Annex A (excluding credits made pursuant to the second preceding sentence), after all credits and charges to the Trust Account with respect to the tax benefits or burdens thereof, and (iii) an amount equal to the tax benefit to the Company from the payment of the amount (if positive) determined under clause (ii) above; and the final payment(s) otherwise due may be adjusted or eliminated accordingly. In determining the tax benefit to the Company under clause (iii) above, the Company shall be deemed to have made the payments under clause (ii) above with respect to the same taxable years and in the same proportions as payments of Account Retained Income were actually made from the Trust Account. Except as otherwise provided in this paragraph, the computation of all taxes and tax benefits referred to in this Section A.7 shall be determined in accordance with Section A.5 above.